Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of July 6, 2015, by and among DOLLAR TREE, INC., a Virginia corporation (the “Company”), the other parties that are signatories hereto as Guarantors (each a “New Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS FAMILY TREE ESCROW, LLC, a Virginia limited liability company (the “Issuer”) and the Trustee have heretofore executed an indenture, dated as of February 23, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.250% Senior Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $750,000,000;

WHEREAS Sections 5.01 and 9.01of the Indenture provide that under certain circumstances, the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all the Issuer’s Obligations under the Notes on the terms and conditions set forth herein;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall guarantee the Guaranteed Obligations;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

(2)                                 Agreement to Assume Obligations.  The Company hereby agrees to unconditionally assume the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture and the Notes and may exercise every right and power of the Issuer.

(3)                                 Agreement to Guarantee.  Each of the New Guarantors hereby agrees to, jointly and severally with all existing Guarantors (if any), guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(4)                                 Liability.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, or any New Guarantor shall have any liability for any obligations of the Issuer or the Guarantors (including any New Guarantor) under the Notes, any Guarantees, the Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

(5)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the New Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DOLLAR TREE, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Chief Financial Officer

Each as a Guarantor:

DOLLAR TREE SOURCING COMPANY, LLC
DOLLAR TREE STORES, INC.
DT REALTY, LLC
DT RETAIL PROPERTIES, LLC
DTD TENNESSEE, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Chief Financial Officer

DOLLAR TREE AIR, INC.
DOLLAR TREE PROPERTIES, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	President

DOLLAR TREE DISTRIBUTION, INC.
DOLLAR TREE MANAGEMENT, INC.
GREENBRIER INTERNATIONAL, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Vice President

DOLLAR TREE OLLIE’S, LLC

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Manager

[2020 Notes — Supplemental Indenture]

FAMILY DOLLAR, INC.
FAMILY DOLLAR HOLDINGS, INC.
FAMILY DOLLAR OPERATIONS, INC.
FAMILY DOLLAR SERVICES, INC.
FAMILY DOLLAR STORES, INC.
FAMILY DOLLAR STORES OF ALABAMA, INC.
FAMILY DOLLAR STORES OF ARIZONA, INC.
FAMILY DOLLAR STORES OF ARKANSAS, INC.
FAMILY DOLLAR STORES OF COLORADO, INC.
FAMILY DOLLAR STORES OF CONNECTICUT, INC.
FAMILY DOLLAR STORES OF D.C., INC.
FAMILY DOLLAR STORES OF DELAWARE, INC.
FAMILY DOLLAR STORES OF FLORIDA, INC.
FAMILY DOLLAR STORES OF GEORGIA, INC.
FAMILY DOLLAR STORES OF IOWA, INC.
FAMILY DOLLAR STORES OF LOUISIANA, INC.
FAMILY DOLLAR STORES OF MARYLAND, INC.
FAMILY DOLLAR STORES OF MASSACHUSETTS, INC.
FAMILY DOLLAR STORES OF MICHIGAN, INC.
FAMILY DOLLAR STORES OF MISSISSIPPI, INC.
FAMILY DOLLAR STORES OF MISSOURI, INC.
FAMILY DOLLAR STORES OF NEVADA, INC.
FAMILY DOLLAR STORES OF NEW JERSEY, INC.
FAMILY DOLLAR STORES OF NEW MEXICO, INC.
FAMILY DOLLAR STORES OF NEW YORK, INC.
FAMILY DOLLAR STORES OF NORTH CAROLINA, INC.
FAMILY DOLLAR STORES OF NORTH DAKOTA, INC.
FAMILY DOLLAR STORES OF OHIO, INC.
FAMILY DOLLAR STORES OF OKLAHOMA, INC.
FAMILY DOLLAR STORES OF PENNSYLVANIA, INC.
FAMILY DOLLAR STORES OF RHODE ISLAND, INC.
FAMILY DOLLAR STORES OF SOUTH CAROLINA, INC.
FAMILY DOLLAR STORES OF SOUTH DAKOTA, INC.
FAMILY DOLLAR STORES OF TENNESSEE, INC.
FAMILY DOLLAR STORES OF WEST VIRGINIA, INC.
FAMILY DOLLAR STORES OF WISCONSIN, INC.
FAMILY DOLLAR STORES OF WYOMING, INC.
FAMILY DOLLAR STORES OF VIRGINIA, INC.
FAMILY DOLLAR STORES OF VERMONT, INC.
FAMILY DOLLAR TRUCKING, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Executive Vice President - Chief Financial Officer

[2020 Notes — Supplemental Indenture]

FAMILY DOLLAR STORES OF TEXAS, LLC

By:	FAMILY DOLLAR HOLDINGS, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR DISTRIBUTION, LLC
MIDWOOD BRANDS, LLC

By:	FAMILY DOLLAR SERVICES, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR GC, LLC

By:	FAMILY DOLLAR, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR UTAH DC, LLC

By:	FAMILY DOLLAR STORES OF TEXAS, LLC, its managing member

By:	FAMILY DOLLAR HOLDINGS, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FD BEACH BLVD, LLC

By:	FAMILY DOLLAR STORES OF FLORIDA, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

[2020 Notes — Supplemental Indenture]

FAMILY DOLLAR IP CO.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Executive Vice President - Chief Financial Officer

[2020 Notes — Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

[2020 Notes — Supplemental Indenture]